AMENDED AND RESTATED GUARANTY AGREEMENT


     THIS AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of the 29th day of May, 1996 (this "Guaranty"), is made by the undersigned corporations and the other Persons from time to time parties hereto (collectively, the "Guarantors," and individually, a "Guarantor"), each a Subsidiary of Coastal Physician Group, Inc., a Delaware corporation (the "Borrower"), in favor of
(i) the Lenders and the Agent under the Credit Agreement referred to hereinbelow (each Lender, the Issuing Bank and the Agent in their respective capacities as such under the Credit Agreement, jointly and severally, the "Credit Agreement Parties," and each, a "Credit Agreement Party"), (ii) the Overline Lenders and the Agent under the Overline Credit Agreement (each Overline Lender, the Issuing Lender (such term being used herein with the meaning given to it under the Overline Credit Agreement) and the Agent in their respective capacities as such under the Overline Credit Agreement, jointly and severally, the "Overline Parties," and each, an "Overline Party") and (iii) if one or more Lenders enter into one or more Interest Rate Protection Agreements with the Borrower, any such Lenders (each Lender in its capacity as a party to any Interest Rate Protection Agreement, notwithstanding that such Lender may have ceased at any time to be a Lender under the Credit Agreement, a "Hedge Party," and collectively, the "Hedge Parties"; and the Hedge Parties, together with the Credit Agreement Parties and the Overline Parties, the "Guaranteed Parties"). Capitalized terms not defined in this introductory paragraph, in the recitals below or elsewhere herein shall, unless otherwise provided herein, have the meanings given to them in the Credit Agreement (terms defined in the Overline Credit Agreement also being deemed defined terms under the Credit Agreement).


                             RECITALS

     A. The Borrower, certain banks and other financial institutions (the "Lenders") and First Union National Bank of North Carolina, as Agent (the "Agent"), are parties to a Credit Agreement, dated as of July 29, 1994, as amended by a First Amendment thereto dated as of April 12, 1995 and by a Second Amendment thereto dated as of August 10, 1995 (as so amended, and as in effect on the date hereof, the "Existing Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.

     B. Each of the undersigned Guarantors is a Subsidiary of the Borrower and is a party to a Guaranty Agreement, dated as of July 29, 1994 (as in effect on the date hereof, the "Existing Guaranty"), whereby each Guarantor has unconditionally guaranteed all Guaranteed Obligations (as defined in the Existing Guaranty) of the Borrower under the Credit Documents and the Interest Rate Protection Agreements.

     C. The Borrower, the Agent and the Lenders have entered into a Third Amendment and Limited Waiver to Credit Agreement, dated as of May 29, 1996 (the "Third Amendment"; and the Existing Credit Agreement, as amended by the Third Amendment and as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Agent and the Lenders have agreed to make certain amendments to the Existing Credit Agreement and have made certain other agreements of material benefit to the Borrower and the Guarantors, including agreements to waive certain existing Events of Default on the terms and subject to the conditions set forth in the Third Amendment.

     D. Additionally, the Borrower, the Agent and the Overline Lenders have entered into a Secured Overline Credit Agreement, dated as of May 29, 1996 (as amended, modified, supplemented or restated from time to time, the "Overline Credit Agreement"), providing for the availability of certain credit facilities in the aggregate principal amount of $40,000,000 to the Borrower upon the terms and conditions set forth therein.

     E. As a condition, among other things, to the effectiveness of the Third Amendment, to the making of Loans under the Credit Agreement, to the making of Overline Loans and the issuance of, and participation in, Letters of Credit (such term being used herein with the meaning given to it under the Overline Credit Agreement, except as otherwise specified) under the Overline Credit Agreement, and to the obligation of any Hedge Party to enter into or continue to perform any Interest Rate Protection Agreement, the Guarantors jointly and severally shall have agreed, by executing and delivering this Guaranty, which amends and restates the Existing Guaranty, (i) to confirm and ratify the guarantee under the Existing Guaranty to the Credit Agreement Parties and any Lenders that are or may become Hedge Parties of payment in full of the Guaranteed Obligations (as hereinafter defined) and (ii) to guarantee to the Overline Parties the payment in full of the Guaranteed Obligations. The Guaranteed Parties are relying on this Guaranty in their decision to consummate the transactions contemplated by the Third Amendment and the Overline Credit Agreement, to extend credit to the Borrower under the Credit Agreement and the Overline Credit Agreement that is not otherwise available, and to enter into and continue to perform any Interest Rate Protection Agreements, and would not be willing to enter into the Third Amendment and the Overline Credit Agreement or to extend credit thereunder, or to enter into or continue to perform any such Interest Rate Protection Agreement, without this Guaranty.




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



     F.   Without the execution and delivery of the Third
Amendment and the Overline Credit Agreement, there would be a material adverse effect upon the businesses of the Borrower and the Guarantors.

     G. Each Guarantor has obtained and will continue to obtain substantial and material benefits from the extension of credit to the Borrower under the Credit Agreement and the Overline Credit Agreement, and from the entering into of any Interest Rate Protection Agreements, which it could not obtain otherwise and which benefits are hereby acknowledged, and, accordingly, has agreed to execute and deliver this Guaranty, which is a condition to the effectiveness of the Third Amendment and the Overline Credit Agreement.


                      STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Lenders to enter into the Third Amendment and to make Loans to the Borrower under the Credit Agreement and to induce the Overline Lenders to enter into the Overline Credit Agreement and to make Overline Loans to the Borrower thereunder from time to time (which Loans and Overline Loans the Lenders and Overline Lenders would not otherwise be required to make), to induce the Issuing Lender to issue, and the Overline Lenders to participate in, the Letters of Credit, and to induce the Hedge Parties to enter into and perform the Interest Rate Protection Agreements, each Guarantor hereby agrees as follows:

     1. Guaranty.

     (a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

                    (i) confirms and ratifies its guarantee under the Existing Guaranty to the Credit Agreement Parties of the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Credit Obligations of the Borrower, including, without limitation, (y) all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit (as defined in the Credit Agreement) issued pursuant to the Credit
     Agreement and all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including, to the greatest extent permitted by law, interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), regardless of whether a claim for any such interest is allowed against the Borrower in any such proceeding), and (z) all Credit Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due;

                   (ii) guarantees to the Overline Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Overline Obligations of the Borrower, including, without limitation, (y) all principal of and interest on the Overline Loans, all Reimbursement
     Obligations in respect of Letters of Credit issued pursuant to the Overline Credit Agreement and all fees, expenses, indemnities and other amounts payable by the Borrower under the Overline Credit Agreement or any other Credit Document
     (including, to the greatest extent permitted by law, interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), regardless of whether a claim for any such interest is allowed against the Borrower in any such proceeding), and (z) all Overline Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due;

                  (iii) confirms and ratifies its guarantee under the Existing Guaranty, to any Lenders that are or may become
     Hedge Parties, of the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations owing by the Borrower under any Interest
     Rate Protection Agreements at any time in effect, including, without limitation, obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due (all liabilities and obligations described in this clause (iii), collectively, the "Hedge Obligations"; and the Hedge Obligations, together with the Credit Obligations and the Overline Obligations described in clauses (i) and (ii) hereinabove, the "Guaranteed
     Obligations"); and

                   (iv) agrees to pay upon demand all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the allocated costs of in-house counsel) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of such Guaranteed Party hereunder, including costs and expenses for which such Guaranteed Party is entitled to reimbursement under or pursuant to the Credit
     Agreement, the Overline Credit Agreement, any other Credit
     Document or any Interest Rate Protection Agreement, and

     (z) the Agent in connection with any amendment, modification, waiver or consent hereof or pursuant hereto
     (all liabilities and obligations described in this clause (iv), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations");

provided, however, that (x) the guaranty set forth in this Section shall be effective as to any Hedge Obligations only if the relevant Hedge Party and the Borrower, on behalf of the Guarantors in its capacity as appointed under Section 17(b), shall have executed and delivered to the Agent an acknowledgement to this Guaranty in the form of Exhibit A, the Borrower hereby agreeing to do so and to cause the relevant Hedge Party to do so promptly upon the execution of each Interest Rate Protection Agreement, and (y) notwithstanding any other provisions contained herein, in any other Credit Document or in any Interest Rate Protection Agreement, no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to any applicable law.

     (b) Notwithstanding any other provisions contained herein, in any other Credit Document or in any Interest Rate Protection Agreement, if any Insolvency Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, the liability of such Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(ii) under any Guaranty of Subordinated Debt which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection (b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties). The provisions of this subsection (b) are intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would cause or permit the obligations of any Guarantor hereunder not to be subject to reduction, avoidance, discharge or other limitation under Insolvency Laws, and no Guarantor or any other Person shall have any right or claim under this subsection (b) as against any Guaranteed Party that would not otherwise be available to such Guarantor or other Person under Insolvency Laws.

     (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum Guaranteed Amount" with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)), minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection (c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the provisions of
Section 5. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

     (d)  The guaranty of each Guarantor set forth in this
Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and of any other Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, releasing, limiting, deferring, reducing or otherwise affecting the obligations of any Guarantor hereunder to any extent, except as specifically provided otherwise in this Section, or impairing or otherwise affecting the rights, powers and remedies of any Guaranteed Party hereunder, under any other Credit Document or under any Interest Rate Protection Agreement.

     2. Absolute and Primary Liability. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are exclusive and independent of any security for or other guaranty of any Guaranteed Obligations or other obligations of the Borrower, whether given by such Guarantor, any other Guarantor or other surety or guarantor of any Guaranteed Obligations (any such other Guarantor or other surety or Guarantor, each, an "Other Guarantor"), and shall not be discharged, released, limited, deferred, reduced or otherwise affected to any extent by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

                    (i) any manner of application of payments made by the Borrower, such Guarantor, any Other Guarantor or any other
     Person, or received or collected therefrom by any of the Guaranteed Parties by virtue of any action, proceeding, set-off, appropriation or application at any time or from time to time, in each case in payment of or reduction of any Guaranteed Obligations, and any direction by the Borrower or such Guarantor, Other Guarantor or other Person as to application of payment in connection therewith;

                   (ii) the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor, or any Credit Document, Interest Rate Protection
     Agreement or other agreement or instrument delivered pursuant thereto;

                  (iii) any bankruptcy, reorganization, arrangement, liquidation or insolvency of, or dissolution, termination, reorganization or other change in the corporate structure or existence of, the Borrower or any Other Guarantor, whether or not resulting in a corresponding discharge, reduction or restructuring of any Guaranteed Obligations or the guaranty obligations of such Other Guarantor;

                   (iv) any payment made on any Guaranteed Obligations that is repaid to the Borrower or any Other Guarantor pursuant to court order in a proceeding pursuant to any Insolvency Laws;

                    (v) any liability of such Guarantor by endorsement or in any other way other than under this Guaranty, at any time created or arising, for any indebtedness owing by the Borrower to any Guaranteed Party;

                   (vi) the application of any statute, regulation, order, rule, decree or other determination of any court or other
     Governmental Authority, the effect of which is to extend the term or time for payment of any Guaranteed Obligations; or

                  (vii) the occurrence of any other event or the existence of any other circumstances (other than all of the following:
     (w) the indefeasible payment in full of the Total
     Obligations, (x) the termination of the Overline Commitments and all Letters of Credit under the Overline Credit
     Agreement, (y) the termination of the Commitments and all Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement and (z) the termination of all Interest
     Rate Protection Agreements (the events in clauses (w), (x),
     (y) and (z) above, collectively, the "Termination
     Requirements")) that might to any extent constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, a surety or guarantor, including the allegation or assertion by the Borrower of any defenses, set-offs or counterclaims against any Guaranteed Party.

     3. Releases, Extensions, Modifications, etc. Each Guarantor agrees that the Guaranteed Parties, or any of them, may at any time and from time to time, upon or without any terms or conditions and in whole or in part:

                    (i) change the manner, place or terms of payment of, change or extend the time for payment of, or renew, accelerate or otherwise alter, any Guaranteed Obligations, any guaranty or other liability incurred directly or indirectly in respect of any Guaranteed Obligations, or any Collateral or other security therefor;

                   (ii) sell, exchange, release, substitute, surrender, compromise, realize upon or otherwise deal with in any manner and in any order, or fail to protect, perfect, secure, insure, continue or maintain any Liens in, any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability incurred directly or indirectly in respect thereof;

                  (iii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to or substitutions for, any Guaranteed Obligations or any guaranty or other liability incurred directly or indirectly in respect thereof, or subordinate the payment of the same to the payment of any other obligations;

                   (iv) make or permit any amendment, modification or supplement to or restatement of, or consent to any rescission or waiver of or departure from, any provisions
     (including provisions relating to Events of Default) of the Credit Agreement, the Overline Credit Agreement, any other
     Credit Document, any Interest Rate Protection Agreement or any agreement or instrument delivered pursuant to any of the foregoing;

                    (v) accept or require any guaranty or undertaking of any other Person as to any Guaranteed Obligations or any other indebtedness of the Borrower, including any pledge of security to secure any such guaranty;

                   (vi) apply, to indebtedness of the Borrower to the Guaranteed Parties other than the Guaranteed Obligations, any amounts (by whomsoever paid and howsoever realized), regardless of what Guaranteed Obligations may remain unpaid after any such application; and

                  (vii) exercise or refrain from exercising (whether voluntarily or involuntarily as a result of court order, operation of law or otherwise) any rights and remedies available under the Credit Documents or any Interest Rate Protection Agreements, including, without limitation, foreclosing on any Collateral or any other security held by or for the benefit of any Guaranteed Party in any order and by any manner of sale permitted under the Credit Documents, any Interest Rate Protection Agreements and applicable law, whether or not every aspect of such sale is commercially reasonable;

in each case, without notice to or further assent by any of the Guarantors, whose obligations hereunder shall not be discharged, released, limited, deferred, reduced or otherwise affected in any manner or to any extent by reason of any of the foregoing, notwithstanding that any such action or failure to act may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any Other Guarantor or with respect to any Collateral or other security for the Guaranteed Obligations or for the obligations of any such Other Guarantor.

     4. Waiver of Certain Rights. (a) Each Guarantor hereby knowingly, voluntarily and expressly waives:

                    (i) all presentments, demands for payment, demands for performance, protests and notices, including, without limitation, notices of nonpayment or other nonperformance
     (including notices of default under any Credit Document or any Interest Rate Protection Agreement with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower, the consummation of any Permitted Acquisitions or other
     Acquisitions that may be permitted from time to time pursuant to the Credit Agreement and of any of the matters referred to in Sections 2 and 3 and of any rights to consent thereto;

                   (ii) any right to require the Guaranteed Parties, or any of them, (y) to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any Other Guarantor or any other Person, or (z) to pursue any other remedy or enforce any other right; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North
     Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

                  (iii) any defenses based on or arising by reason of any defense (other than satisfaction of the Termination
     Requirements) of the Borrower, any Other Guarantor or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower, any Other Guarantor or any other
     Person, the invalidity or unenforceability of any Guaranteed
     Obligations, any Collateral or other security therefor, or any Credit Document, Interest Rate Protection Agreement or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination
     Requirements;

                   (iv) any defenses based on (y) any Guaranteed Party's acts or omissions in the administration of the Guaranteed
     Obligations, the guaranty obligations of any Guarantor or

     Other Guarantor or any Collateral or other security therefor or (z) promptness, diligence or any requirement that any Guaranteed Party protect, perfect, secure or insure any Liens in any Collateral or other security now or hereafter directly or indirectly securing the Guaranteed Obligations or continue or maintain the same;

                    (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party or any other Person, other than compulsory counterclaims; and

                   (vi) any defenses based on or afforded by any applicable laws that limit the liability of or exonerate guarantors and sureties or that may in any other way conflict with the terms of this Guaranty.

     (b) As used in this subsection (b), any reference to "the principal" includes the Borrower, and any reference to "the creditor" includes each Guaranteed Party. In accordance with
Section 2856 of the California Civil Code:

                    (i) each Guarantor agrees (y) to waive any and all rights of subrogation and reimbursement against the Borrower or against any collateral or security granted by the Borrower for any of the Guaranteed Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guaranteed
     Obligations and against any collateral or security granted by any such other guarantor for any of the Guaranteed
     Obligations until all of the Termination Requirements have been satisfied;

                   (ii) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections
     2787 to 2855, inclusive, 2899 and 3433 of the California
     Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor (including any other Guarantor) of any of the Guaranteed Obligations with respect to any of such guarantor's obligations hereunder or under any other guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

                    (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even



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



     though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guaranteed Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection (b). In accordance with Section 18, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of North Carolina, without regard to conflicts of laws principles. This subsection (b) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

     5. Guarantors' Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guaranteed Party. In addition, until the satisfaction of the Termination Requirements, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other Guarantor as contemplated by Section 1(c). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any other Guarantor, shall be junior and subordinate to any rights any Guaranteed Party may have against the Borrower, to all right, title and interest any Guaranteed Party may have in any such collateral or security, and to any right any Guaranteed Party may have against each such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to satisfaction of the Termination Requirements, such amount shall be held in trust for and on behalf of the Guaranteed Parties and shall forthwith be paid over to the Agent for the benefit of the Guaranteed Parties to be credited and applied against the Total Obligations, whether matured or unmatured, in accordance with the terms hereof.

     6. Representations and Warranties. Each Guarantor represents and warrants to the Guaranteed Parties as follows:

     (a) Such Guarantor (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization; (ii) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except to the extent failure to so qualify would not have a material adverse effect upon the financial condition, operations, business, properties or prospects of such Guarantor; and (iii) has the full power, authority and legal right to execute and deliver this Guaranty and to perform and observe the terms and provisions hereof.

     (b) There are no judgments, injunctions or similar orders or decrees, and no actions, suits, investigations or proceedings pending or, to the knowledge of such Guarantor, threatened, at law or in equity before any court or administrative officer or Governmental Authority, (i) that question the validity of this Guaranty or (ii) otherwise against or affecting such Guarantor that, individually or in the aggregate, if adversely determined, may have a material adverse effect upon the financial condition, operations, business, properties or prospects of such Guarantor.

     (c) This Guaranty has been duly authorized by all necessary corporate or partnership action on the part of such Guarantor, has been validly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     (d) Neither the execution, delivery or performance of this Guaranty by such Guarantor nor compliance by it herewith:
(i) conflicts or will conflict with or results or will result in any material breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a material default under, (x) the articles of incorporation, bylaws or other organizational documents of such Guarantor, (y) any law, order, writ, injunction or decree of any court or Governmental

Authority, or (z) any written or oral agreement or instrument to which such Guarantor is a party or by which it, or any of its properties, is bound, or (ii) results or will result in the creation or imposition of any Lien upon the properties of such Guarantor pursuant to any such agreement or instrument.

     (e) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by such Guarantor of this Guaranty or the consummation by it of the transactions contemplated hereby.

     (f) Such Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date it became a party hereto, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

     7. Representations Regarding Nature of Operations.  Each
Guarantor further represents and warrants as follows:

     (a) As a result of the interrelated nature of their businesses and in order to achieve economics of scale and operate in a cost-efficient manner, the Borrower and the Guarantors engage in numerous substantive and administrative intercompany activities and operations, which each accounts for in its own separate books and records, but which would not be feasible without the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement.

     (b) The direct and indirect benefits which each Guarantor receives from or as a result of the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement are substantial and material, and while such indirect benefits are not necessarily precisely quantifiable, all of such benefits are essential to the continuation of the operations of each of the Guarantors.

     8. Financial Condition of Borrower. Each Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties will have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

     9. Payments; Application; Set-Off.

     (a) Each Guarantor agrees that, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law or in equity against such Guarantor, such Guarantor will, subject to the proviso at the end of Section 1(a), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid. All payments made by each Guarantor hereunder will be made to the Agent without set-off, counterclaim or other defense in Dollars and net of any applicable withholding or other taxes.

     (b) All payments made from time to time hereunder shall be applied upon receipt as follows:

                    (i) first, to the payment of all Other Obligations owing to the Agent;

                   (ii) second, after payment in full of the amounts specified in clause (i) above, to the payment of all other
     Total Obligations owing to the Overline Parties in such manner and order and at such time as the Agent shall elect, each Overline Party to receive an amount equal to the outstanding amount of the Total Obligations then owing to it or, if such payment is insufficient to pay in full all such Total Obligations, its Pro Rata Share (as hereinafter defined) of such payment;

                  (iii) third, after payment in full of the amounts specified in clause (ii) above, to the payment of all other Total Obligations owing to the Credit Agreement Parties (including in their capacity as Hedge Parties) in such manner and order and at such time as the Agent shall elect, each Credit Agreement Party to receive an amount equal to the outstanding amount of the Total Obligations then owing to it or, if such payment is insufficient to pay in full all such Total Obligations, its Pro Rata Share (as hereinafter defined) of such payment; and

                   (iv) fourth, after payment in full of the amounts specified in clauses (i), (ii) and (iii) above, and following the termination of this Guaranty (as to all Guarantors) pursuant to Section 14, to the Guarantors or to any other Person that may be lawfully entitled to receive such surplus.

     (c) For purposes of clauses (ii) and (iii) of subsection (b) above, "Pro Rata Share" shall mean, when calculating a Guaranteed Party's portion of any payment hereunder, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Total Obligations owing to such Guaranteed Party and the denominator of which is the then outstanding amount of all relevant Total Obligations.

     (d) For purposes of applying payments in accordance with this Section, the Agent shall be entitled to rely upon the Hedge Parties or their representative under any Interest Rate Protection Agreements for a determination (which the Hedge Parties agree to provide or cause to be provided upon request of the Agent) of the outstanding Total Obligations owed to the Hedge Parties. Unless it has actual knowledge (including by way of written acknowledgement from a Hedge Party in the form of Exhibit A) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements, or Hedge Obligations in respect thereof, are in existence.

     (e) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i), (ii) and (iii) of subsection (b) above.

     (f) In addition to all other rights and remedies available under the Credit Documents and any Interest Rate Protection Agreements or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default (such term to mean and include, for purposes of this Section, any "Event of Default" within the meaning of the Credit Agreement or any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period), each Guaranteed Party and each of its Affiliates may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held, and any other indebtedness at any time owing, by such Guaranteed Party or any of its Affiliates to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such

Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured. Each Guaranteed Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10. Enforcement. The Guaranteed Parties agree that, except as set forth in Section 9(f), this Guaranty may be enforced only by the action of the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement or the Required Overline Lenders as provided for in the Overline Credit Agreement, as applicable, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the obligations of the Borrower and any Other Guarantor, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any Other Guarantor and whether or not the Borrower or any Other Guarantor is joined in any such action. Each Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof and, without limitation of the foregoing, specifically agrees that any acknowledgement or new promise, whether by payment or otherwise and whether by the Borrower or any Other Guarantor, with respect to any Guaranteed Obligations shall, if the statute of limitations in favor of such Guarantor against any Guaranteed Party shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations. Additionally, in the event the Borrower or any Guarantor becomes a debtor within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, to file applicable proofs of claim on each Guarantor's behalf and vote the rights of each such Guarantor in any plan of reorganization, and may demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Guarantor to any other Guarantor in any such proceeding.

     11. Amendments, etc. No amendment, modification, waiver, discharge or termination of this Guaranty or any provision hereof, nor any consent to any departure by any Guarantor therefrom, shall in any event be effective unless in writing and signed by the Agent, acting with the concurrence of such of the Lenders or Overline Lenders, as applicable, as may be required under the Credit Agreement or the Overline Credit Agreement, as the case may be, to concur therein, and each Guarantor directly affected thereby (or by the Borrower on its behalf pursuant to the power of attorney granted in Section 17(b)); provided, however, that (x) the Agent may, in accordance with the provisions of the Credit Agreement, from time to time require Subsidiaries of the Borrower not already parties hereto to become Guarantors hereunder by executing an instrument of accession hereto in the form of Exhibit B (each, a "Guarantor Accession"),
(y) certain Guarantors may from time to time be released automatically herefrom in accordance with the provisions of
Section 16 and (z) the Required Lenders or the Required Overline Lenders, as applicable (or such of the Lenders or Overline Lenders, as applicable, as may in any particular case be required thereunder) may from time to time (but without any obligation to do so) release, or direct the Agent to release, any Guarantor hereunder, in each case under clauses (x), (y) and (z) above without the necessity of obtaining the consent of any other Guarantor (it being understood that the release or addition hereunder of any Guarantor shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so released or added); and provided further that any amendment, modification, waiver, discharge, termination or consent at any time affecting the rights and benefits of a single Group (as hereinafter defined) of Guaranteed Parties, and not all Guaranteed Parties in a like or similar manner, shall require only the consent of the Required Parties (as hereinafter defined) of such Group at such time. For purposes of the preceding sentence, the term "Group" shall mean and refer to (i) the Credit Agreement Parties as holders of the Credit Obligations, (ii) the Overline Parties as holders of the Overline Obligations, or
(iii) the Hedge Parties as holders of the Hedge Obligations, and the term "Required Parties" shall mean, at any time, (A) with respect to the Credit Obligations, such of the Lenders as may be required under the Credit Agreement then to concur in the action being taken, (B) with respect to the Overline Obligations, such of the Overline Lenders as may be required under the Overline Credit Agreement then to concur in the action being taken, and
(C) with respect to the Hedge Obligations, the holders of at least a majority of the aggregate obligations of the Borrower outstanding at such time under all Interest Rate Protection Agreements.

     12. No Waivers, etc. No delay or failure to take action on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any Other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand. All rights and remedies under this Guaranty and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies that are available at law, in equity or otherwise.

     13. Assignment. No Guarantor may assign this Guaranty or any of its rights or obligations hereunder. Any Guaranteed Party may assign or otherwise transfer its interest in this Guaranty, in whole or in part, in connection with an assignment or other transfer of any or all Guaranteed Obligations held by such Guaranteed Party in accordance with the Credit Agreement or the Overline Credit Agreement (including by the sale of participations), any applicable Interest Rate Protection Agreement or other relevant documents, it being understood and agreed that upon any such assignment or other transfer by any Guaranteed Party, the Person that becomes the holder of the Guaranteed Obligations that are the subject of such assignment or other transfer shall (except as may be otherwise provided by such Guaranteed Party as a term or condition of such assignment or other transfer) have and may exercise all of the rights granted to such Guaranteed Party under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations so assigned or transferred to such Person; provided, however, that, except as may be otherwise permitted by the Credit Agreement or the Overline Credit Agreement, as applicable, no participant (within the meaning of the Credit Agreement or the Overline Credit Agreement, as the case may be) in any of the Guaranteed Obligations shall be entitled to exercise any rights under
Section 9(f). Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment or other transfer as provided above from time to time by any Guaranteed Party of the Guaranteed Obligations held by it, or any part thereof or interest therein, and of the corresponding rights and interest of such Guaranteed Party hereunder in connection therewith.

     14. Continuing Guaranty; Term. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding from time to time and at any time from and after the date hereof to the termination hereof as to all Guarantors, whether pursuant to any extensions of credit to the Borrower under the Credit Agreement or the Overline Credit Agreement after the date hereof or otherwise. Unless sooner terminated (as to any particular Guarantor) pursuant to
Section 16 or otherwise in accordance with the terms hereof, this Guaranty and the obligations of the Guarantors hereunder shall continue in effect until satisfaction of the Termination Requirements. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.

     15. Bankruptcy; Post-Petition Interest. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in subsection (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor and the Guaranteed Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to the Guaranteed Parties, or allow the claim of the Guaranteed Parties in respect of, any such interest accruing after the date on which such proceeding is commenced.

     16. Discharge of Guarantor. In the event that all of the capital stock of any Guarantor is sold, exchanged or otherwise disposed of (including by merger or consolidation) in a transaction permitted by the terms of the Credit Agreement or to which the Required Lenders or the Required Overline Lenders, as applicable (or all of the Lenders or Overline Lenders, if required by the Credit Agreement or the Overline Credit Agreement, as the case may be), have consented and any proceeds of such disposition have been applied as may be required or permitted under or pursuant to the Credit Agreement (or the Overline Credit Agreement, as applicable) or such consent, then, to the extent applicable, each Guarantor (i) all of the capital stock of which is so disposed of or (ii) that is a direct Wholly Owned Subsidiary of a Guarantor all of the capital stock of which is so disposed of, shall be released from this Guaranty and its obligations hereunder shall be automatically discharged without any further action by any Person, and as to each such Guarantor, this Guaranty shall terminate and have no further force or effect.

     17. Notice; Borrower as Attorney-In-Fact.

     (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

      If to any Guarantor:  Coastal Physician Group, Inc.
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Attention: Chief Financial Officer
                            Telephone: (919) 383-0355
                            Telecopy: (919) 383-3660

      With copies to:       Coastal Physician Group, Inc.
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Attention: Joseph G. Piemont, Esq.
                            Telephone: (919) 383-0355
                            Telecopy: (919) 383-7611

      If to any Credit
      Agreement Party
      (including the
      Agent):               At its address for notices set forth
                            in the Credit Agreement

      If to any Secured
      Overline Party:       At its address for notices set forth
                            in the Credit Agreement (or, if not a
                            party thereto, the Overline Credit
                            Agreement)

      If to any Hedge
      Party: At such address for notices as such Hedge Party shall have specified to the Borrower or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     (b) Each Guarantor hereby irrevocably designates and appoints the Borrower as its representative for the purpose of receiving any notice or other communication hereunder, and agrees that any notice or other communication given to the Borrower at the address and in the manner specified herein shall be deemed notice to all Guarantors. Further, each Guarantor does hereby irrevocably make, constitute and appoint the Borrower as the true and lawful attorney-in-fact of such Guarantor, with full authority in the place and stead of such Guarantor and in the name of such Guarantor, the Borrower or otherwise, and with full power of substitution in the premises, from time to time in the Borrower's discretion to agree on behalf of, and sign the name of such Guarantor to, any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty or any other Credit Document, notice or other similar document, and to execute any other documents or instruments, take any other action and do all other things, in each case on behalf of such Guarantor, that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Credit Documents. The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless such act, omission, error or mistake shall occur as a result of the gross negligence or willful misconduct of the Borrower. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor. By its signature hereto, the Borrower consents to its appointment as representative to receive notices for and agrees promptly to distribute such notices to, and consents to its appointment as the attorney-in-fact for, each Guarantor as provided for herein.

     18. Governing Law; Appointment of Agent for Service of Process; Consent to Jurisdiction. THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH

CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, LOCATED AT 2828 CROASDAILE DRIVE, DURHAM, NORTH CAROLINA 27705, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY ACTION OR PROCEEDING, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH AGENT AT ITS ADDRESS SET FORTH HEREINABOVE (AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED) AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING UPON SUCH GUARANTOR IN EVERY RESPECT. IF FOR ANY REASON SUCH AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH GUARANTOR AGREES TO DESIGNATE A NEW AGENT IN NORTH CAROLINA ON THE TERMS AND FOR THE PURPOSES OF THIS SECTION SATISFACTORY TO THE AGENT (ON BEHALF OF THE GUARANTEED PARTIES) HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY OTHERWISE SO ENTITLED TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     19. Waiver of Jury Trial. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH GUARANTEED PARTY, HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Guaranteed Party,
(i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Guaranty or accepting the benefits hereof, as the case may be, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. IN THE EVENT THAT THE WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW WITH RESPECT TO ANY PARTY, THE PROVISIONS OF
ANNEX 1 SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN WITH RESPECT TO SUCH PARTY.

     20. Binding Effect; Survival. This Guaranty shall be binding upon and enforceable against each Guarantor and its successors and permitted assigns. This Guaranty shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

     21. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     22. Interpretation. The captions to the various sections and subsections of this Guaranty have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

     23. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution of a counterpart hereof or a Guarantor Accession or other amendment or supplement hereto by such Guarantor.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed under seal by its duly authorized officer as of the date first above written.


     THE SIGNATURES OF THE GUARANTORS EXECUTING THIS GUARANTY
     AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
              SEQUENTIALLY NUMBERED SIGNATURE PAGES.


     The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of clause (x) of the proviso at the end of
Section 1(a) and the provisions of Section 17(b).


                            COASTAL PHYSICIAN GROUP, INC.


                            By: _______________________________

                            Title: ____________________________




Accepted and agreed to:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as Agent


By: _________________________________

Title: ______________________________